Exhibit 99.1

THE FRESH DIET, INC. AND AFFILIATED COMPANIES

CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Year Ended December 31, 2013

And Report of Independent Auditor

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
TABLE OF CONTENTS

REPORT OF INDEPENDENT AUDITOR	1-2

CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheet	3
Consolidated Statement of Operations	4
Consolidated Statement of Changes in Shareholders’ Deficit	5
Consolidated Statement of Cash Flows	6
Notes to Consolidated Financial Statements	7 - 16

Report of Independent Auditor

To the Shareholders of
The Fresh Diet, Inc. and Affiliated Companies

We have audited the accompanying consolidated financial statements of The Fresh Diet, Inc. (formally known as YS Catering, LLP) and Affiliated Companies (the “Company”), which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Fresh Diet, Inc. and Affiliated Companies as of December 31, 2013 and the consolidated results of their operations and their cash flows for the year then ended in conformity  with accounting principles generally accepted in the United States of America.

Emphasis of Matter
As discussed in Note 14 to the consolidated financial statements, the Company entered into a Proposed Terms of Offer agreement with a publically held company with a plan of merger with an anticipated closing date of on or before August 15, 2014. The Company is required to meet various obligations to comply with the conditions to the merger and Company management believes they have met all such obligations.

Coral Gables, Florida
August 9, 2014

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2013

ASSETS
Current Assets:
Cash and cash equivalents	$1,016,744
Accounts receivable, credit cards	21,408
Due from shareholders	426,753
Supplies and inventory	336,504
Prepaid expenses and other current assets	178,854
Total Current Assets	1,980,263

Property and equipment, net	1,269,560
Intangible assets, net	104,271
Total Assets	$3,354,094

LIABILITIES
Current Liabilities:
Accounts payable	$1,217,256
Line of credit	75,000
Accrued expenses and other current liabilities	972,354
Deferred revenue	6,863,072
Current portion of notes payable and capital lease obligation	1,153,128
Total Current Liabilities	10,280,810

Notes payable and capital lease obligation, less current portion	627,475
Notes payable to shareholders	1,500,000
Total Liabilities	12,408,285

SHAREHOLDERS' DEFICIT
Shareholders' deficit in The Fresh Diet, Inc.	(9,055,281)
Noncontrolling interest in variable interest entities	1,090
Total Shareholders' Deficit	(9,054,191)
Total Liabilities and Shareholders' Deficit	$3,354,094

The accompanying notes are an integral part of the consolidated financial statements.

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2013

Revenue	$26,309,774

Costs and Expenses
Cost of revenue	14,625,129
Labor costs	3,638,668
Sales, marketing and support	2,002,337
General and administrative	8,580,070
Gain on sale of subsidiary assets	(20,564)
Depreciation and amortization	513,983
Write-off of property and equipment	107,609
Total Costs and Expenses	29,447,232

Loss from operations	(3,137,458)

Other Income (Expense)
Interest expense	(559,774)
Other income	50,945
Total Other Expense, Net	(508,829)

Consolidated net loss before taxes	(3,646,287)

Income tax provision	15,970

Consolidated net loss	(3,630,317)

Less net income attributable to the noncontrolling interest in variable interest entities	(131,493)

Net loss attributable to The Fresh Diet, Inc.	$(3,761,810)

The accompanying notes are an integral part of the consolidated financial statements.

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

YEAR ENDED DECEMBER 31, 2013

	Shareholders' Deficit in The Fresh Diet, Inc.	Noncontrolling Interest in VIEs	Total
Balance at January 1, 2013	$(5,293,471)	$(130,403)	$(5,423,874)
Net (loss) income	(3,761,810)	131,493	(3,630,317)
Balance at December 31, 2013	$(9,055,281)	$1,090	$(9,054,191)

The accompanying notes are an integral part of the consolidated financial statements.

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2013

Cash flows from operating activities:
Net loss	$(3,630,317)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	513,983
Write-off of property and equipment	107,609
Changes in operating assets and liabilities:
Accounts receivable, credit cards	246,178
Supplies and inventory	205,582
Prepaid expenses and other current assets	399,546
Accounts payable	541,429
Accrued expenses and other current liabilities	(205,200)
Deferred revenue	485,210
Net cash from operating activities	(1,335,980)

Cash flows from investing activities:
Purchase of property and equipment	(224,122)
Proceeds from sale of subsidiary assets	75,000
Transfer from restricted cash	243,513
Net cash from investing activities	94,391

Cash flows from financing activities:
Advances to shareholders	(5,327)
Borrowings on line of credit	75,000
Proceeds from notes payable to shareholders	1,500,000
Proceeds from notes payable	5,262,904
Payments on notes payable	(4,693,627)
Payments on capital lease obligations	(171,750)
Net cash from financing activities	1,967,200

Net change in cash and cash equivalents	725,611
Cash and cash equivalents, beginning of year	291,133
Cash and cash equivalents, end of year	$1,016,744

Supplemental disclosure of cash flow information and non cash financing activities:
Cash paid for interest	$587,116
Issuance of note payable for purchase of customer lists	$20,000
Property and equipment acquired through a capital lease obligation	$483,520

The accompanying notes are an integral part of the consolidated financial statements.

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

Note 1 – Nature of the business

YS Catering, LLP d/b/a The Fresh Diet was established in November of 2005 as a provider of weight management products and services. On September 25, 2013, YS Catering, LLP effectively changed its name to The Fresh Diet, Inc. (“The Fresh Diet”). The Fresh Diet was co-founded by a Le Cordon Bleu trained chef and is based on the 40% carbohydrates, 30% proteins and 30% fats diet concept. The Fresh Diet, along with its consolidated wholly owned subsidiaries, Nutrition in Motion (“NIM”) and Everyday Gourmet, LLC (“EG”) (collectively the “Company”), is a diet delivery company which offers its clients fresh daily-prepared meals that are never frozen, freeze-dried or vacuum packed and are sold primarily through internet and telephone. In July 2013 a new executive team was brought in to manage the Company. They promptly sold the NIM and GE subsidiaries due to underperformance. The Fresh Diet markets its products both to consumers and to businesses primarily in North America. Approximately 97% of revenues for the year ended December 31, 2013 were generated in the United States.

Note 2 – Summary of significant accounting principles

Consolidation of Variable Interest Entity – The Company consolidates the financial statements of a variable interest entity (“VIE”) in which it is the primary beneficiary. In determining whether the Company is the primary beneficiary of a variable interest entity, consideration is given to a number of factors, including the ability to direct the activities that most significantly affect the entity’s economic success as well as the Company’s exposure to absorb the losses and obligations of such entities. Late Night Express Courier Service, Inc., an independent company providing delivery services to The Fresh Diet customers, was determined to be a VIE that was required to be consolidated under Accounting Standards Codification (“ASC”) 810, Consolidation, as set forth by the Financial Accounting Standards Board (“FASB”) and accordingly, was included in the accompanying consolidated financial statements as of and for the year ended December 31, 2013. All material inter-company transactions and balances of the Company’s wholly owned subsidiaries and VIE have been eliminated in consolidation.

Use of Estimates – The preparation of the consolidated financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents – The Company considers all highly liquid investments with an original maturity of three months or less, at the date of purchase, to be cash equivalents. The Company maintains the majority of its cash and cash equivalents, which consist principally of demand deposit accounts, with one financial institution.

Accounts Receivable, Credit Cards – Receivables from credit card charges are included in accounts receivable, credit cards in the accompanying consolidated balance sheet. The Company has determined that an allowance for doubtful accounts was not considered necessary at December 31, 2013.

Supplies and Inventory – Supplies and inventory includes operating materials and supplies, principally food trays and bags that are utilized to package and deliver meals to customers. Such supplies and inventory are recorded at the lower of cost (specific identification) or market.

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

Note 2 – Summary of significant accounting principles (continued)

Property and Equipment – Property and equipment are recorded at cost and depreciated over their estimated useful lives, which are generally five years, using the straight-line method. The Company capitalizes costs associated with application development, and such costs are included in capitalized software. Such costs are amortized over the software’s useful lives which is generally three years.

Expenditures for maintenance and repairs are charged to operations as incurred, while significant renewals and betterments are capitalized. The assets and related depreciation are adjusted for asset retirements and disposals with the resulting gain or loss included in operations.

Intangible Assets – Intangible assets relate to the acquisition of customer lists that are being amortized using the straight-line method over 3 years and the acquisition of the Company’s website domain, which is considered to be an indefinite life asset.

Long-lived Asset Impairment – The Company evaluates the recoverability of the carrying value of property and equipment and intangible assets whenever events or circumstances indicate the carrying amount may not be recoverable. If property and equipment and intangible assets are tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the assets, the assets cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value. No impairment on long- lived assets was recognized during the year ended December 31, 2013.

Revenue Recognition – Revenue from the sale of meals is recognized when the earnings process is complete, which is upon the delivery of the meals to the Company’s customers. Meal programs are sold weekly, bi-weekly and monthly. Meal programs are non-returnable and non-refundable if not cancelled within 3 days of initial delivery. Refunds of cancelled meal plans are recorded at the time of cancellation.

The Company offers various “free days” promotions. The promotions entice customers to purchase a certain amount of days of meal delivery by offering one or more free days. In accordance with ASC 605-50, Revenue Recognition – Customer Payments and Incentives, the Company recognizes the cost of the free offer as cost of revenue proportionally over the term of the meal delivery subscription or until the customer cancels and no longer is entitled to the free offer.

Revenue from meal program sales include amounts billed for shipping and handling and is presented net of returns and billed sales tax. Shipping-related costs are included in cost of revenue in the accompanying consolidated statement of operations.

Cost of Revenue – Cost of revenue consists mainly of meal costs, kitchen payroll, credit card fees, product fulfillment and shipping costs. Credit card fees were approximately $819,000 during the year ended December 31, 2013.

Deferred Revenue – Deferred revenue consists of cash received for meals that have not yet been delivered to the customer.

Advertising Costs – The Company’s policy is to report advertising costs as expenses in the periods in which the costs are incurred. The total amounts charged to advertising expense were approximately $1,787,000 for the year ended December 31, 2013.

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

Note 2 – Summary of significant accounting principles (continued)

Income Taxes – The Fresh Diet has elected under the Internal Revenue Code (“IRC”) to be taxed as a C Corporation. The Fresh Diet accounts for income taxes under ASC 740, Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

NIM is taxed as a Canadian Corporation. All the other consolidated entities, with the consent of their members, elected under the IRC to be S Corporations. In lieu of corporate federal income taxes, the members of an S Corporation are taxed on their proportionate share of the respective entity’s taxable income. Therefore, no provision or liability for income taxes is included in the accompanying consolidated financial statements for these entities.

Additionally, management has evaluated the effect of an accounting standard relating to accounting for uncertainty in income taxes. Management has determined that the Company had no uncertain income tax positions that could have a significant effect on the consolidated financial statements for the year ended December 31, 2013. The Company’s federal income tax returns since 2010 are subject to examination by the Internal Revenue Services, generally for three years after the federal income tax returns are filed.

Foreign Currency Translation – The functional currency of the Company’s Canadian affiliate was the Canadian dollar. Assets and liabilities were translated into U.S. dollars at exchange rates as of the financial statement date and revenues and expenses were translated at average exchange rates prevailing during the respective periods. As of and during the year ended December 31, 2013, the Canadian dollar approximated the U.S. dollar therefore a translation adjustment was not considered necessary.

Note 3 – Concentrations

The Company places its cash and cash equivalents on deposit with financial institutions in the United States. The Federal Deposit Insurance Corporation covers $250,000 for substantially all depository accounts. The Company from time to time may have amounts on deposit in excess of the insured amounts. As of December 31, 2013, the Company had approximately $831,000 of cash and cash equivalent balances in excess of these insured limits.

Note 4 – Liquidity and capital resources

For the year ended December 31, 2013, the Company incurred a net loss of approximately $3,700,000. In addition, the Company has a working capital deficit of approximately $8,300,000 (which includes approximately
$6,900,000 of deferred revenue) at December 31, 2013. The continuation of the Company’s business is dependent upon raising adequate additional financial support which includes raising additional capital through the issuance of shares, incurring additional debt through a financial institution, or the sale or merger of the Company. As further discussed in Note 14, the Company entered into a Proposed Terms of Offer agreement with a publically held company with a plan of merger which is expected to provide The Fresh Diet with the necessary financial funding needed to expand its service offerings and geographic markets, and enable the Company to streamline its operations through investment in technology and logistics.

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

Note 5 – Property and equipment, net

Property and equipment consist of the following at December 31, 2013:

Leasehold improvements	$253,381
Equipment	922,348
Vehicles	663,868
Total cost	1,839,597
Accumulated depreciation and amortization	(570,037)
Property and equipment, net	$1,269,560

Depreciation and amortization expense for the year ended December 31, 2013 were approximately $514,000. The Company incurred a loss on disposal of property and equipment of approximately $108,000 for the year ended December 31, 2013.

Included in property and equipment as of December 31, 2013 are assets acquired through capital lease obligations as follows:

Vehicles	$483,520
Equipment	205,000
Less accumulated amortization	(133,058)
$555,462

Note 6 – Variable interest entity

The Company holds the primary beneficial interest in the VIE referred to in Note 2. As such, the financial statements of this entity are consolidated with those of The Fresh Diet, Inc. The following summarizes the assets, liabilities, and expenses of this VIE which have been consolidated in the accompanying consolidated financial statements as of and for the year ended December 31, 2013.

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

Note 6 – Variable interest entity (continued)

Pre-consolidation December 31, 2013
Assets
Cash and cash equivalents	$1,090
Total assets	$1,090

Liabilities
Accounts payable	$-
Shareholders' Deficit
Partners' deficit	1,090
Total liabilities and shareholders' deficit	$1,090

Revenues and Expenses
Revenues	$4,034,264
Operating expenses	(3,902,771)
Net income	$131,493

Note 7 – Due from shareholders

In the ordinary course of business, the Company has made loans and advances to its shareholders amounting to $461,652 at December 31, 2013. These loans and advances are unsecured, due on demand and bear no interest.

Note 8 – Line of credit, notes payable, and capital lease obligations

Line of Credit – The Fresh Diet, Inc. has a $75,000 line of credit which bears monthly interest at the variable interest rate of 2% over prime rate. The line of credit is secured by all corporate assets and by a condominium real estate owned by one of the shareholders. Borrowings outstanding under the line of credit as  of December 31, 2013 amounted to $75,000.

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

Note 8 – Line of credit, notes payable, and capital lease obligations (continued)

Notes Payable and Capital Lease Obligation – Notes payable and capital lease obligations consist of the following as of December 31, 2013:

Small business note payable in monthly installments, including interest of 2% over prime (5.25% as of December 31, 2013), maturing on October 1, 2019, and secured by all assets of The Fresh Diet, Inc., the life insurance policies maintained on two of the partners and personally guaranteed by two of the partners.	$145,531
Small business note payable in monthly installments, including interest of 1.75% over prime adjusted quarterly (5% as of December 31, 2013), maturing on December 20, 2017, and secured by all assets of The Fresh Diet, Inc. and personally guaranteed by the spouse of one of the partners.	408,912
Business loan of $500,000 from a credit card merchant, with a loan fee of 0.5% and repayment rate of 50% of the sum of charge volume during the loan period, maturing no later than April 19, 2015, renewable annually unless terminated, and secured by the assets of The Fresh Diet, Inc.	286,728
Business loan of $814,000 from a credit card merchant, with a loan fee of 25% and repayment rate of 12% of the sum of charge volume until all amounts have been paid, and guaranteed by the partners of The Fresh Diet, Inc.	429,915
Note payable issued for acquisition of Diet at Your Doorstep's customer lists and a maturity date of May 1, 2015, with quarterly payments in the form of 10% of revenue attributed to sales to customers who transition to the Fresh Diet's meal plans. Total payments capped at $40,000.	20,000
Unsecured note payable for purchase of website domain bearing 0% interest and a maturity date of November 20, 2017, with monthly payments of $1,065.	42,590
Capital lease obligations under a master lease agreement for vehicles payable in monthly installments, including interest raging from 2.32% to at 7.5%, maturing on various dates through December 1, 2015, and collaterized by the vehicles.	384,261
Capital lease obligation for equipment payable in monthly installments, including interest at 20.35%, maturing on November 9, 2014, and collaterized by the equipment.	62,666
1,780,603
Current maturities	(1,153,128)
Notes payable and capital lease obligation, net of current maturities	$627,475

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

Note 8 – Line of credit, notes payable, and capital lease obligations (continued)

Future maturities of long-term debt as of December 31, 2013 are as follows:

Year Ending December 31,
2014	$1,153,128
2015	278,381
2016	145,060
2017	148,984
2018	31,790
Thereafter	23,260
$1,780,603

Note 9 – Notes payable to shareholders

The Fresh Diet, Inc. has notes payables to its shareholders amounting to $1,500,000 at December 31, 2013. These notes are unsecured, bear no interest and mature on July 15, 2015. In the event the notes are not paid when due, amounts not paid under the notes shall bear interest of 21% per annum until paid in full.

Note 10 – Shareholders’ deficit

The Fresh Diet has a limited liability partnership agreement between its five shareholders which consists of two tranches of interests: dilutable and non-dilutable. As defined by the partnership agreement,  non-dilutable interest shall be adjusted appropriately, as considered necessary, in order to be maintained in the event that additional partnership interests are issued by the partnership. On June 23, 2011, The Fresh Diet, Inc. sold an additional partnership interest to one of the existing shareholders for $2,000,000, of which 80% of the purchased interest shall be non-dilutable and 20% shall be dilutable. As of December 31, 2013, The Fresh Diet has 16.83% of non-dilutable partnership interests.

Note 11 – Income taxes

The Fresh Diet elected to be taxed as a C Corporation for Federal income tax purposes. In assessing the realizability of deferred tax assets, management considered whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent on the generation of future taxable income during the periods in which the temporary differences are deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. Based upon these factors, management has recorded a full valuation allowance of $4,105,207 as of December 31, 2013, to reduce the net deferred tax assets that more likely than not will not be realized. During 2013, management evaluated all positive and negative evidence, including the timing, amount, and character of future taxable income available for the realization of the tax benefit of deductible temporary differences and carryforwards. Those considerations supported a conclusion that deductible temporary differences and certain carryforwards will not be realized.

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

Note 11 – Income taxes (continued)

As of December 31, 2013, the Fresh Diet has charitable contribution carryforwards and net operating loss carryforwards, which are available to offset future taxable income, if any. The charitable contribution carryforwards begin to expire in 2016, and the net operating loss carryforwards begin to expire in 2031. Their utilization is limited to future taxable earnings of the Company.

Components of income tax benefit for the year ended December 31, 2013 are as follows:

Current	$-
Deferred	1,611,713
1,611,713
Increase in deferred tax asset valuation allowance	(1,611,713)
Income tax expense	$-

Income tax benefit for financial reporting purposes differs from that which would be expected by applying the 34% federal statutory rate to net loss before income taxes primarily because of state income taxes and certain expenses which are permanently non-deductible for income tax purposes.

Components of net deferred tax assets are as follows as of December 31, 2013:

Deferred Tax Assets:
Deferred Rent	$11,085
Accrued Liabilities	10,666
Inventory	5,243
Intangible Assets	285,445
Litigation Reserve	99,479
Charitable Contribution Carryforward	34,165
Net Operating Loss Carryforward	3,989,784
Deferred Tax Liabilities:
Depreciable Assets	(330,660)
Less Valuation Reserve	(4,105,207)
Net Deferred Tax Asset	$-

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

Note 12 – Commitments and contingencies

Leases – Certain members on behalf of the Company lease office space, facility space and equipment under non-cancelable operating leases from various lessors, with remaining terms of one to four years.  The following is a summary of future minimum payments on non-cancelable operating leases:

Year Ending December 31,
2014	$711,215
2015	730,054
2016	232,068
2017	124,872
2018	117,612
$1,915,821

Rent expense was approximately $763,000 during the year ended December 31, 2013.

Litigation – During 2012, the Company became subject to a lawsuit seeking to recover unpaid wages on behalf of drivers for the Fresh Diet and/or Late Night Express who delivered meals in New York, New Jersey, and Connecticut. Late Night Express classified these drivers as independent contractors, but the plaintiffs are claiming that they were employees and should have been paid appropriate hourly wage rates for all hours worked. Management intends to vigorously defend its position that the drivers were properly classified as independent contractors; however, based on limited information known through the date of the consolidated financial statements it is possible that a court or jury may determine that the plaintiffs were improperly classified as independent contractors. The potential litigation is in preliminary stages and the Company cannot reasonably determine an estimate or range of estimates of potential damages nor can management give any assurances that this matter will not have a material adverse impact on the consolidated financial statements. Management has recorded a reserve for this litigation of approximately $250,000 which is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheet that represents management’s best estimate for a negotiated settlement.

The Company is involved in other litigation in the ordinary course of business. In the opinion of management, any litigation under which the Company is a defendant is without merit and should not result in judgments, which in the aggregate, would have a materially adverse effect on the Company’s consolidated financial statements.

Note 13 – Sale of subsidiaries

During August 2013, the Company entered into an agreement with an unrelated party to sell EG assets consisting of, among  other things, intellectual property, kitchen equipment, and client list, as well as the assignment of their existing two year kitchen lease, for $10,000. During November 2013, the Company entered into a share purchase agreement to sell its interest in NIM to an unrelated party for a selling price of approximately $106,000, which consisted of $65,000 in cash, approximately $10,000 for legal services incurred and a receivable amount of $35,000 provided the Company meets certain metrics, which is recorded in prepaid expenses and other current assets in the accompanying consolidated balance sheet. The Company recorded a gain on these sales of $20,504 for the year ended December 31, 2013.

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

Note 14 – Pending Merger of Company

On July 18, 2014, the Company entered into a Proposed Terms of Offer agreement with a publically held company with a plan of merger which the Company would merge into that publically held company. The Company must meet various obligations to comply with the conditions to the merger, and Company management believes they have met all such obligations. The merger is anticipated to close on or before August 15, 2014.

Note 15 – Subsequent events

The Company has evaluated subsequent events through August 9, 2014, in connection with the preparation of these consolidated financial statements, which is the date the consolidated financial statements were available to be issued.

During February and March 2014, the Company entered into two short term promissory notes payable with shareholders totaling $700,000, bearing annual interest of 4% and due on or prior to November 30, 2014.

YS CATERING, LLP AND AFFILIATED
COMPANIES D/B/A THE FRESH DIET

CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Years Ended December 31, 2012 and 2011

And Report of Independent Auditor

YS CATERING, LLP AND AFFILIATED COMPANIES
D/B/A THE FRESH DIET

Report of Independent Auditor

To the Partners of
YS Catering, LLP and Affiliated Companies

Report on the Consolidated Financial Statements
We have audited the accompanying consolidated financial statements of YS Catering, LLP and Affiliated Companies d/b/a The Fresh Diet (the “Company”), which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in partners’ capital (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of YS Catering, LLP and Affiliated Companies d/b/a The Fresh Diet as of December 31, 2012 and 2011 and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Coral Gables, Florida March 18, 2013

1

YS CATERING, LLP AND AFFILIATED COMPANIES
D/B/A THE FRESH DIET
CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$291,133	$1,222,784
Restricted cash	243,513	-
Restricted certificate of deposit	-	402,984
Accounts receivable, credit cards	267,586	184,196
Due from partners	421,426	476,655
Supplies and inventory	542,086	318,000
Prepaid expenses and other current assets	628,361	421,024
Total Current Assets	2,394,105	3,025,643

Property and equipment, net	1,221,725	1,057,414
Intangible assets, net	73,423	16,197
Total Assets	$3,689,253	$4,099,254
LIABILITIES Current Liabilities: Accounts payable	$675,827	$778,713
Accrued expenses and other current liabilities	1,177,554	650,795
Deferred revenue	6,377,862	5,098,974
Current portion of notes payable and capital lease obligation	211,617	1,313,326
Total Current Liabilities	8,442,860	7,841,808
Notes payable and capital lease obligation, less current portion	670,267	770,103
Total Liabilities	9,113,127	8,611,911
PARTNERS' CAPITAL (DEFICIT) Partners' capital (deficit) in YS Catering LLP	(5,293,471)	(4,177,311)
Noncontrolling interest in variable interest entities	(130,403)	(335,346)
Total Partners' Capital (Deficit)	(5,423,874)	(4,512,657)
Total Liabilities and Partners' Capital (Deficit)	$3,689,253	$4,099,254

The accompanying notes are an integral part of these consolidated financial statements.

2

YS CATERING, LLP AND AFFILIATED COMPANIES
D/B/A THE FRESH DIET
CONSOLIDATED STATEMENTS OF OPERATIONS

DECEMBER 31, 2012 AND 2011

	2012	2011
Revenue	$26,469,225	$26,192,714
Costs and Expenses
Cost of revenue	14,663,353	13,382,474
Labor costs	2,498,098	3,770,898
Sales, marketing and support	2,035,413	2,806,346
General and administrative	7,303,161	10,177,632
Loss on deconsolidated entities	384,640	-
Depreciation and amortization	374,287	301,290
Total Costs and Expenses	27,258,952	30,438,640

Loss from operations	(789,727)	(4,245,926)
Other Income (Expense)
Interest expense	(459,807)	(72,255)
Interest income	2,971	6,464
Total Other Expense, Net	(456,836)	(65,791)
Consolidated net loss before taxes	(1,246,563)	(4,311,717)

Income tax provision	-	-
Consolidated net loss	(1,246,563)	(4,311,717)

Less net loss attributable to the noncontrolling
interest in variable interest entities	130,403	428,778
Net loss attributable to YS Catering, LLP	$(1,116,160)	$(3,882,9 39)

The accompanying notes are an integral part of these consolidated financial statements.

3

YS CATERING, LLP AND AFFILIATED COMPANIES
D/B/A THE FRESH DIET
CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

DECEMBER 31, 2012 AND 2011

	Partners'	Noncontrolling
	Capital (Deficit)	Interest
	in YS Catering LLP	in VIE	Total

Balance at January 1, 2011	$(2,294,372)	$170,183	$(2,124,189)
Partner capital contributions	2,000,000	-	2,000,000
Distributions to partners	-	(76,751)	(76,751)
Net loss	(3,882,939)	(428,778)	(4,311,717)
Balance at December 31, 2011	(4,177,311)	(335,346)	(4,512,657)

Dissolution of non-controlling interests	-	335,346	335,346
Net loss	(1,116,160)	(130,403)	(1,246,563)
Balance at December 31, 2012	$(5,293,471)	$ (130,403)	$(5,423,874)

The accompanying notes are an integral part of these consolidated financial statements.

4

YS CATERING, LLP AND AFFILIATED COMPANIES
D/B/A THE FRESH DIET
CONSOLIDATED STATEMENTS OF CASH FLOWS

DECEMBER 31, 2012 AND 2011

	2012	2011
Cash flows from operating activities:
Net loss	$(1,246,563)	$(4,311,717)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation and amortization	374,287	301,290
Write-off of property and equipment	-	142,446
Non-controlling interest in variable interest entities	335,346	-

Accounts receivable, credit cards	(83,390)	172,983
Due from partners	55,229	(238,556)
Supplies and inventory	(224,086)	73,858
Prepaid expenses and other current assets	(132,337)	(275,886)
Accounts payable	(102,886)	(2,543)
Accrued expenses and other current liabilities	526,759	373,678
Deferred revenue	1,278,888	2,408,871
Net cash from operating activities	781,247	(1,355,576)

Cash flows from investing activities: Purchase of property and equipment	(520,824)	(928,789)
Redemption (purchase) of certificate of deposit	402,984	(2,984)
Restricted cash	(243,513)	-
Net cash from investing activities	(361,353)	(931,773)

Cash flows from financing activities: Borrowings on line of credit	75,000	344,811
Payments on line of credit	(75,000)	(419,811)
Proceeds from notes payable	1,750,000	1,250,000
Payments on notes payable	(3,050,641)	(190,777)
Payments on capital lease obligations	(50,904)	-
Partner contributions	-	2,000,000
Distributions to partners	-	(76,751)
Net cash from financing activities	(1,351,545)	2,907,472

Net change in cash and cash equivalents	(931,651)	620,123
Cash and cash equivalents, beginning of year	1,222,784	602,661
Cash and cash equivalents, end of year	$291 ,133	$1,222,7 84

Supplemental disclosure of cash flow information and non cash financing activities:
Cash paid for interest	$459,807	$73,022
Issuance of note payable for purchase of website domain	$75,000	$-
Issuance of note payable for purchase of customer lists	$75,000	$-
Property and equipment acquired through a capital lease obligation	$-	$165,000

The accompanying notes are an integral part of these consolidated financial statements.

5

YS CATERING, LLP AND AFFILIATED COMPANIES
D/B/A THE FRESH DIET
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Note 1 – Nature of the business

YS Catering, LLP d/b/a The Fresh Diet (“The Fresh Diet”) was established in November of 2005 as a provider of weight management products and services. The Fresh Diet was co-founded by a Le Cordon Bleu trained chef and is based on the 40% carbohydrates, 30% proteins and 30% fats diet concept. The Fresh Diet, along with its consolidated Canadian wholly owned subsidiary, Nutrition in Motion (“NIM”) (collectively the “Company”), is a diet delivery company which offers its clients fresh daily-prepared meals that are never frozen, freeze-dried or vacuum packed and are sold primarily through internet and telephone. In August 2012, the Company acquired a 100% interest in Gourmet Everyday whose assets consisted primarily of customer lists in exchange for a note payable of $75,000. The Fresh Diet markets its products both to consumers and to businesses primarily in North America. Approximately 98% and 95% of revenues for  the years ended December 31, 2012 and 2011, respectively, were generated in the United States.

Note 2 – Summary of significant accounting principles

Consolidation of Variable Interest Entities – The Company consolidates the financial statements of variable interest entities (“VIE”) in which it is the primary beneficiary. In determining whether the Company is the primary beneficiary of a variable interest entity, consideration is given to a number of factors, including the ability to direct the activities that most significantly affect the entity’s economic success as well as the Company’s exposure to absorb the losses and obligations of such entities. Late Night Express Courier Service, Inc., an independent company providing delivery services to The Fresh Diet customers was determined to be a VIE that was required to be consolidated under Accounting Standards Codification (“ASC”) 810, Consolidation, as set forth by the Financial Accounting Standards Board (“FASB”) and accordingly, was included in the accompanying consolidated financial statements as of and for the years ended December 31, 2012 and 2011. All material inter-company transactions and balances of the Company’s wholly owned subsidiary and VIE’s have been eliminated in consolidation.

The following entities were determined to be VIE’s that were required to be consolidated with the Company as of and for the year ended December 31, 2011. However, these entities were closed during the year ended December 31, 2012 and were no longer considered to be VIE’s and as such were deconsolidated from the Company.
  Beach Groceries, Inc. – Independent food buying and distribution firm based in North Miami Beach, Florida, which was closed during 2012.
  Fresh Deli – Fresh Café Inc. – Independent deli restaurant located in Miami Beach, Florida which was closed during 2011.
  Fresh Diet Express Corp. – Independent mobile food truck restaurant which was closed during 2011.
  Fresh Diet Grab & Go, Inc. – Independent kiosk vendor selling the food from The Fresh Diet which was closed during 2011.
  Jewpon.com, Inc. – A commerce marketplace (Jewpon.com) that connects the Jewish community and Kosher merchant partners to consumers through the offering of specialty goods and services at discounted prices, which was sold during 2012.
The loss on the deconsolidation of the above entities was approximately $385,000 and is included in the 2012 consolidated statement of operations.

6

YS CATERING, LLP AND AFFILIATED COMPANIES
D/B/A THE FRESH DIET
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Note 2 – Summary of significant accounting principles (continued)

Use of Estimates – The preparation of the consolidated financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents – The Company considers all highly liquid investments with an original maturity of three months or less, at the date of purchase, to be cash equivalents. The Company maintains majority of its cash and cash equivalents, which consist principally of demand deposit accounts and a money market fund with four financial institutions.

Restricted Cash – Restricted cash represents amounts held by the Company’s credit card processors for potential chargebacks associated with credit card transactions.

Restricted Certificate of Deposit – Restricted certificate of deposit serves as collateral for the line of credit (Note 8).

Accounts Receivable, Credit Cards – Receivables from credit card charges are included in accounts receivable, credit cards in the accompanying consolidated balance sheets. The Company has determined  that  an allowance for doubtful accounts was not considered necessary at December 31, 2012 and 2011.

Supplies and Inventory – Supplies and inventory includes operating materials and supplies, principally food trays and bags that are utilized to package and deliver meals to customers.

Property and Equipment – Property and equipment are recorded at cost and depreciated over their estimated useful lives, which are generally five years, using the straight-line method. The Company capitalizes costs associated with application development and such costs are included in capitalized software. Such costs are amortized over the software’s useful lives which is generally three years.

Expenditures for maintenance and repairs are charged to operations as incurred, while significant renewals and betterments are capitalized. The assets and related depreciation are adjusted for asset retirements and disposals with the resulting gain or loss included in operations.

Intangible Assets – Intangible assets relate to the acquisition of customer lists during 2012 that are being amortized using the straight-line method over 3 years.

Long-lived Asset Impairment – The Company evaluates the recoverability of the carrying value of property and equipment and intangible assets whenever events or circumstances indicate the carrying amount may not be recoverable. If property and equipment and intangible assets are tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the assets, the assets cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value. No impairment on property and equipment or other intangible assets was recognized during the years ended December 31, 2012 and 2011.

7

YS CATERING, LLP AND AFFILIATED COMPANIES
D/B/A THE FRESH DIET
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Note 2 – Summary of significant accounting principles (continued)

Fair Value Measurements – ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction.  ASC 820 also establishes fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities
Level 2 — quoted prices for similar assets or liabilities in active markets or inputs that are observable
Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The following is a description of the valuation methodologies used for investments measured at fair value, including the general classification of such instruments pursuant to the valuation hierarchy.

Money Market Fund – These investments are public investment vehicles valued using $1 for the NAV.  The money market funds are classified within level 2 of the valuation hierarchy.

Below is the Company’s financial investments carried at fair value on a recurring basis at December 31, 2012 and 2011:

Quoted Prices in
	Active Markets	Significant	Significant
	for Identical	Observable Inputs	Unobservable
December 31, 2012	Assets (Level 1)	(Level 2)	Inputs (Level 3)	Total Fair Value
Money market fund	$-	$264,451	$-	$264,451

Quoted Prices in
	Active Markets	Significant	Significant
	for Identical	Observable Inputs	Unobservable
December 31, 2011	Assets (Level 1)	(Level 2)	Inputs (Level 3)	Total Fair Value
Money market fund	$-	$1,219,800	$-	$1,219,800

Revenue Recognition – Revenue from the sale of meals is recognized when the earnings process is complete which is upon the delivery of the meals to the Company’s customers. Meal programs are sold weekly, bi-weekly and monthly. Meal programs are non-returnable and non-refundable if not cancelled within 3 days of initial delivery. Refunds of cancelled meal plans are recorded at the time of cancellation.

The Company offers various “free days” promotions. The promotions entice customers to purchase a certain amount of days of meal delivery by offering one or more free days. In accordance with ASC 605-50, Revenue Recognition – Customer Payments and Incentives, the Company recognizes the cost of the free offer as cost of revenue proportionally over the term of the meal delivery subscription or until the customer cancels and no longer is entitled to the free offer.

8

YS CATERING, LLP AND AFFILIATED COMPANIES
D/B/A THE FRESH DIET
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Note 2 – Summary of significant accounting principles (continued)

Revenue from meal program sales include amounts billed for shipping and handling and is presented net of returns and billed sales tax. Shipping-related costs are included in cost of revenue in the accompanying consolidated statements of operations.

Cost of Revenue – Cost of revenue consists mainly of meal costs, kitchen payroll, rent and overhead costs, credit card fees, product, fulfillment and shipping costs. Credit card fees were approximately $856,000 and $879,000 during the years ended December 31, 2012 and 2011, respectively.

Deferred Revenue – Deferred revenue consists of cash received for meals that have not yet been delivered to the customer.

Advertising Costs – The Company’s policy is to report advertising costs as expenses in the periods in which the costs are incurred.   The total amounts charged to advertising expense were approximately $1,728,000 and $2,306,000 for the years ended December 31, 2012 and 2011, respectively.

Income Taxes – Effective January 1, 2011, YS Catering, LLP elected under the Internal Revenue Code (“IRC”) to be taxed as a C Corporation. The Company accounts for income taxes under ASC 740, Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

NIM is taxed as a Canadian Corporation. All the other consolidated entities, with the consent of their members, elected under the Internal Revenue Code to be S Corporations. In lieu of corporate federal income taxes, the members of an S Corporation are taxed on their proportionate share of the respective entity’s taxable income. Therefore, no provision or liability for income taxes is included in the accompanying consolidated financial statements for these entities.

Additionally, management has evaluated the effect of an accounting standard relating to accounting for uncertainty in income taxes. Management has determined that the Company had no uncertain income tax positions that could have a significant effect on the consolidated financial statements for the years ended December 31, 2012 and 2011. The Company’s federal income tax returns since 2009 are subject to examination by the Internal Revenue Services, generally for three years after the federal income tax returns are filed.

Foreign Currency Translation - The functional currency of the Company’s Canadian affiliate was the Canadian dollar. Assets and liabilities were translated into U.S. dollars at exchange rates as of the financial statement date and revenues and expenses were translated at average exchange rates prevailing during the respective periods. As of and during the years ended December 31, 2012 and 2011, the Canadian dollar approximated the U.S. dollar therefore a translation adjustment was not considered necessary.

Note 3 – Concentrations

The Company places its cash on deposit with financial institutions in the United States. The Federal Deposit Insurance Corporation (“FDIC”) covers $250,000 for substantially all depository accounts. In addition, the FDIC provided unlimited coverage for certain qualifying and participating non-interest bearing transaction accounts through December 31, 2012; however, effective January 1, 2013, the FDIC discontinued the additional unlimited coverage. The Company from time to time may have amounts on deposit in excess of the insured amounts. As of December 31, 2012, the Company had approximately $17,000 of cash balances in excess of these insured limits.

9

YS CATERING, LLP AND AFFILIATED COMPANIES
D/B/A THE FRESH DIET
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Note 4 – Liquidity and capital resources

For  the  years  ended  December  31,  2012  and 2011,  the  Company  incurred  a  net  loss  of  approximately $1,200,000 and $4,300,000, respectively. In addition, the Company has a working capital deficit of approximately $6,049,000 and $4,816,000 (which includes approximately $6,400,000 and $5,100,000 of deferred revenue, respectively) at December 31, 2012 and 2011, respectively. The continuation of the Company’s business is dependent upon raising adequate additional financial support which includes raising additional capital through the issuance of partnership interests or incurring additional debt through a financial institution. The Company’s Chief Executive Officer and certain investors have committed to providing the Company with sufficient capital for operating and investing purposes to meet its financial obligations through January 1, 2014 if and when needed. In addition, the Company has access to credit facilities through it credit card merchants. Management is in the process of securing additional financial support from  prospective investors through both debt and equity financing avenues and believes it has the ability to secure such financing at reasonable costs. Management believes that the Company’s access to capital and continuing operations will enable it to continue as a going concern through January 1, 2014. Management also expects to utilize these capital resources to expand its geographic market and service offerings and enable the Company to streamline its operations through investment in technology and logistics.

Note 5 – Property and equipment, net

Property and equipment consist of the following at December 31:

	2012	2011
Leasehold improvements	$355,517	$248,901
Equipments	1,125,540	1,064,311
Vehicles	127,461	139,604
Capitalized software	354,045	-
Total cost	1,962,563	1,452,816
Accumulated depreciation and amortization	(740,838)	(395,402)
Property and equipment, net	$1,221,72 5	$1,057,414

Depreciation and amortization expense for the years ended December 31, 2012 and 2011 were approximately $374,000 and $301,000, respectively.

Included in property and equipment as of December 31, 2012 are assets acquired in a capital lease as follows:

Equipment	$165,000
Less accumulated amortization	(90,000)
$75,000

10

YS CATERING, LLP AND AFFILIATED COMPANIES
D/B/A THE FRESH DIET
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Note 6 – Variable interest entities

The Company holds the primary beneficial interest in the VIE entities referred to in Note 2. As such, the financial statements of these entities are consolidated with those of YS Catering, LLP. The following summarizes the assets, liabilities, and expenses of these VIE entities which have been consolidated in the accompanying consolidated financial statements as of and for the years ended December 31, 2012 and 2011.

	Pre consolidation	Pre consolidation
	December 31,	December 31,
	2012	2011
Assets
Cash and cash equivalents	$23,989	$1,214
Other current assets	-	1,986
Total assets	$23, 989	$3,200

Liabilities
Accounts payable	$13,642	$55,791
Other current liabilities	-	20,877
Due to related party	140,750	261,878

Partners' Deficit
Partners' deficit	(130,403)	(335,346)
Total liabilities and partners' deficit	$23,989	$3,200

Revenues and Expenses
Revenues	$4,406,073	$5,381,862
Cost of revenues	(24,080)	(642,868)
Operating expenses	(4,512,396)	(5,397,511)
Other income	-	229,739
Net loss	$(130,403)	$(428,778)

Note 7 – Due from partners

In the ordinary course of business, the Company has made loans and advances to its partners amounting to $421,426 and $476,655 at December 31, 2012 and 2011, respectively. These loans and advances are unsecured, due on demand and bear no interest.

Note 8 – Line of credit, notes payable, and capital lease obligation

Line of Credit – YS Catering LLP had a $75,000 line of credit which bears monthly interest at the variable interest rate of 2% over prime rate. The line of credit is secured by all corporate assets, a certificate of deposit, and by a condominium real estate owned by one of the partners. There were no borrowings outstanding as of December 31, 2012.

11

YS CATERING, LLP AND AFFILIATED COMPANIES
D/B/A THE FRESH DIET
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Note 8 – Line of credit, notes payable, and capital lease obligation (continued)

Notes Payable and Capital Lease Obligation  – Notes payable and capital lease obligation consist of the following as December 31:

	2012	2011
Small business note payable in monthly installments, including interest of 2% over prime (5.25% as of December 31, 2012), maturing on October 1, 2019, and secured by all assets of YS Catering LLP, the life insurance policies maintained on two of the partners and personally guaranteed by all the partners.	$164,377	$184,047
Small business note payable in monthly installments, including interest of 1.75% over prime (adjusted quarterly, 5% as of December 31, 2012), maturing on December 20, 2017, and secured by all assets of YS Catering LLP and personally guaranteed by the spouse of one of the partners.	490,273	575,551
Business loan of $750,000 from a credit card merchant, with a loan fee of 6% and repayment rate of 9% of the sum of charge volume during the loan period, maturing no later than November 17, 2012, and secured by the assets of YS Catering LLP.	-	709,502
Business loan of $500,000 from a credit card merchant, with a loan fee of 20% and repayment rate of 8% of the sum of charge volume until all amounts have been paid, and guaranteed by the partners of YS Catering LLP.	-	449,329
Note payable issued for acquisition of Gourmet Everyday's customer lists with interest at 0.31% and a maturity date July 1, 2014, with monthly payments of $3,125 secured by the Company's interest in Gourmet Everyday.	59,375	-
Unsecured note payable for purchase of website domain bearing 0% interest and a maturity date of November 20, 2017, with monthly payments of $1,065.	54,305	-
Capital lease obligation for equipment payable in monthly installments, including interest at 20.35%, maturing on November 9, 2014, and collaterized by the equipment.	113,554	165,000
	881,884	2,083,429
Current maturities	(211,617)	(1,313,326)
Notes payable and capital lease obligation, net of current maturities	$670,267	$770,103

Future maturities of long-term debt as of December 31, 2012 are as follows:
Year Ending December 31,
2013	$211,617
2014	208,741
2015	134,000
2016	140,520
2017	137,795
Thereafter	49,211
$881,884

12

YS CATERING, LLP AND AFFILIATED COMPANIES
D/B/A THE FRESH DIET
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Note 9 – Partners’ capital (deficit)

YS Catering, LLP has a limited liability partnership agreement between its five partners which consists of two tranches of partnership interests: dilutable and non-dilutable. As defined by the partnership agreement, non- dilutable interest shall be adjusted appropriately, as considered necessary, in order to be maintained in the event that additional partnership interests are issued by the partnership. On June 23, 2011, YS Catering, LLP sold an additional partnership interest to one of the existing partners for $2,000,000, of which 80% of the purchased interest shall be non-dilutable and 20% shall be dilutable. As of December 31, 2012, YS Catering, LLP has 16.83% of non-dilutable partnership interests.

Note 10 – Income taxes

Effective January 1, 2011, the Company elected to be taxed as a C Corporation for Federal income tax purposes. The Company recorded a net deferred tax asset as of the date of the entity classification change in the amount $551,090. The resulting components of income tax benefit as of the date of the entity classification change include the recording of a deferred income tax benefit of $551,090, along with the recording of a full valuation allowance of $551,090, based on management's assessment of the realizability of the deferred tax assets existing as of January 1, 2011.

In assessing the realizability of deferred tax assets, management considered whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent on the generation of future taxable income during the periods in which the temporary differences are deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. Based upon these factors, management has recorded a full valuation allowance of $2,493,495 and $2,005,375 as of December 31, 2012 and 2011, respectively, to reduce the net deferred tax assets that more likely than not will not be realized. During 2012 and 2011, management evaluated all positive and negative evidence, including the timing, amount,  and character of future taxable income available for the realization of the tax benefit of deductible temporary differences and carryforwards. Those considerations supported a conclusion that deductible temporary differences and certain carryforwards will not be realized.

As of December 31, 2012, the Company has charitable contribution carryforwards and net operating loss carryforwards, which are available to offset future taxable income, if any. The charitable contribution carryforwards begin to expire in 2016, and the net operating loss carryforwards begin to expire in 2031. Their utilization is limited to future taxable earnings of the Company.

YS Catering, LLP’s components of income tax benefit for the years ended December 31, 2012 and 2011 are as follows:

	2012	2011

Current	$-	$-
Deferred	488,120	2,005,375
	488,120	2,005,375
Increase in deferred tax asset valuation allowance	(488,120)	(2,005,375)
Income tax expense	$-	$-

Income tax benefit for financial reporting purposes differs from that which would be expected by applying the 34% federal statutory rate to income taxes primarily because of state income taxes and certain expenses which are permanently non-deductible for income tax purposes.

13

YS CATERING, LLP AND AFFILIATED COMPANIES
D/B/A THE FRESH DIET
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Note 10 – Income taxes (continued)

Components of net deferred tax assets are as follows as of December 31, 2012 and 2011:

	2012	2011
Deferred Tax Assets:
Deferred Rent	$5,350	$6,936
Inventory	11,855	-
Intangible Assets	364,056	469,065
Litigation Reserve	57,676	-
Charitable Contribution Carryforward	27,472	16,098
Net Operating Loss Carryforward	2,312,131	1,541,992

Deferred Tax Liabilities:
Depreciable Assets	(285,045)	(28,716)
Less Valuation Reserve	(2,493,495)	(2,005,375)
Net Deferred Tax Asset	$-	$-

Net deferred tax assets related to tax benefits associated with different tax and financial reporting basis for goodwill, property and equipment, deferred revenue, and net operating loss carryforwards.

Note 11 – Commitments and contingencies

Leases – Certain members on behalf of the Company lease office space, facility space and equipment under non-cancelable operating leases from various lessors, with remaining terms of one to four years.  The following is a summary of future minimum payments on non-cancelable restaurant and other operating leases:

Fiscal Year Ending December,
2013	$620,260
2014	493,746
2015	395,522
2016	28,911
$1,538,439

Rent expense was approximately $795,000 and $1,071,000 during the years ended December 31, 2012 and December 31, 2011, respectively.

14

YS CATERING, LLP AND AFFILIATED COMPANIES
D/B/A THE FRESH DIET
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Note 11 – Commitments and contingencies (continued)

Litigation – During 2012, the Company became subject to a lawsuit seeking to recover unpaid wages on behalf of drivers for the Fresh Diet and/or Late Night Express who delivered meals in New York, New Jersey, and Connecticut. Late Night Express classified these drivers as independent contractors, but the plaintiffs are claiming that they were employees and should have been paid appropriate hourly wage rates for all hours worked. Management intends to vigorously defend its position that the drivers were properly classified as independent contractors; however, based on limited information known through the date of the consolidated financial statements it is possible that a court or jury may determine that the plaintiffs were improperly classified as independent contractors. The potential litigation is in preliminary stages and the Company cannot reasonably determine an estimate or range of estimates of potential damages nor can management give any assurances that this matter will not have a material adverse impact on the consolidated financial statements. Management has recorded a reserve for this litigation which is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheets that represents management’s best estimate for a negotiated settlement.

The Company is involved in other litigation in the ordinary course of business.  Litigation is subject to many uncertainties and the outcome of individual matters is not predictable with assurance. It is possible that some litigation matters for which reserves have not been established could be settled or decided upon unfavorably to the Company and that any such unfavorable decisions could have a material adverse effect on the Company’s financial condition, results of operations, or cash flows.

Note 12 – Subsequent events

The Company has evaluated subsequent events through March 18, 2013, in connection with the preparation of these consolidated financial statements, which is the date the consolidated financial statements were available to be issued.

15

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
TABLE OF CONTENTS

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited Condensed Consolidated Balance Sheet as of June 30, 2014	1
Unaudited Condensed Consolidated Statements of Operations for the six months ended June 30, 2014 and 2013	2
Unaudited Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2014 and 2013	3
Notes to Unaudited Condensed Consolidated Financial Statements	4 - 6

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2014

ASSETS	June 30, 2014
Current Assets:
Cash and cash equivalents	$637,675
Accounts receivable	2,588
Due from shareholders and affiliates	428,484
Supplies and inventory	211,723
Prepaid expenses and other current assets	452,013
Total Current Assets	1,732,483

Property and equipment, net	1,128,777
Intangible assets, net	104,271

Total Assets	$2,965,531

LIABILITIES
Current Liabilities:
Accounts payable	$1,470,449
Payable to related parties	64,872
Accrued expenses and other current liabilities	1,100,446
Deferred revenue	4,645,659
Current portion of notes payable and capital lease	1,654,923
Notes payable to shareholders	2,199,970
Total current liabilities	11,136,319

Notes payable and capital lease, less current portion	485,945

Total liabilities	11,622,264

DEFICIT
Common stock, no par value, 1,000,000 shares authorized, 994,654 shares issued and outstanding	4,133,105
Accumulated deficit	(12,790,261)
Total shareholder’s deficit	(8,657,156)
Noncontrolling interest	423
Total deficit	(8,656,733)

Total liabilities and deficit	$2,965,531

See accompanying notes to the unaudited condensed consolidated financial statements.

1

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

	For the Six	For the Six
	Months Ended	Months Ended
	June 30, 2014	June 30, 2013

Revenue	$11,512,067	$15,372,320
Costs and Expenses
Cost of revenue	6,585,132	10,673,171
Labor costs	2,161,627	1,843,278
Sales, marketing, and support	351,224	1,329,043
General and administrative	1,748,129	2,558,137
Depreciation and amortization	141,614	438,713

Total Costs and Expenses	10,987,726	16,842,342

Income (loss) from operations	524,341	(1,470,022)

Other income (expense)
Interest (expense)	(259,883)	(329,535)

Total other income (expense)	(259,883)	(329,535)

Consolidated net income (loss)	264,458	(1,799,557)

Less income (loss) attributable to variable interest entity	(667)	141,786

Net income (loss) attributable to The Fresh Diet, Inc.	$265,125	$(1,941,343)

See accompanying notes to the unaudited condensed consolidated financial statements.

2

THE FRESH DIET, INC. AND AFFILIATED COMPANIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

	For the Six	For the Six
	Months Ended	Months Ended
	June 30,	June 30,
	2014	2013

Cash flows from operating activities:
Net income (loss)	$264,458	$(1,799,557)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	141,614	438,713
Non-cash compensation	133,000	-

Changes in assets and liabilities:
Accounts receivable, credit cards	18,820	166,721
Due from shareholders and affiliates	(1,731)	(97,753)
Supplies and inventory	124,781	187,582
Prepaid expenses and other current assets	(273,159)	504,451
Accounts payable	253,193	480,866
Accrued expenses and other current assets	128,092	1,075,714
Deferred revenue	(2,217,413)	(1,466,385)
Due to related parties	64,872	80,245
Line of credit	(75,000)	-

Net cash used in operating activities	(1,438,473)	(429,403)

Cash flows from investing activities:

Purchase of property and equipment	(831)	(82,973)

Net cash used in investing activities	(831)	(82,973)

Cash flows from financing activities:
Principal payments on notes payable and capital leases	(260,278)	(23,995)
Proceeds from notes payable to shareholders	699,970	1,000,000
Borrowings on line of credit	620,543	-

Net cash provided by financing activities	1,060,235	976,005

(Decrease) increase in cash and cash equivalents	(379,069)	463,629

Cash and cash equivalents at beginning of period	1,016,744	534,646

Cash and cash equivalents at end of period	$637,675	$998,275

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Interest	$259,883	$329,535

Taxes	$8,454	$-

See accompanying notes to the unaudited condensed consolidated financial statements.

3

THE FRESH DIET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2014

Note 1- Nature of the business

YS Catering, LLP d/b/a The Fresh Diet was established in November of 2005 as a provider of weight management products and services. On September 25, 2013, YS Catering, LLP effectively changed its name to The Fresh Diet, Inc. (“The Fresh Diet”). The Fresh Diet was co-founded by a Le Cordon Bleu trained chef and is based on the 40% carbohydrates, 30% proteins and 30% fats diet concept. The Fresh Diet, along with its consolidated wholly owned subsidiaries, Nutrition in Motion (“NIM”) and Everyday Gourmet, LLC (“EG”) (collectively the “Company”), is a diet delivery company which offers its clients fresh daily-prepared meals that are never frozen, freeze-dried or vacuum packed and are sold primarily through internet and telephone. In July 2013 a new executive team was brought in to manage the Company. They promptly sold the NIM and GE subsidiaries due to underperformance. The Fresh Diet markets its products both to consumers and to businesses primarily in North America. Approximately 97% of revenues for the year ended December 31, 2013 were generated in the United States.

Note 2 – Summary of significant accounting principles

Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. These statements are unaudited but, in the opinion of management, reflect all adjustments necessary for a fair presentation of the Company’s financial position, results of operations and cash flows as of and for the six months ended June 30, 2014. Except as otherwise disclosed herein, these adjustments consist of normal, recurring adjustments. Operating results for the interim period are not necessarily indicative of results that may be expected for the fiscal year as a whole. Certain financial information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, the unaudited condensed financial statements should be read in conjunction with the Company’s audited consolidated financial statements as of and for the year ended December 31, 2013.

Consolidation of Variable Interest Entity
The Company consolidates the financial statements of a variable interest entity (“VIE”) in which it is the primary beneficiary. In determining whether the Company is the primary beneficiary of a variable interest entity, consideration is given to a number of factors, including the ability to direct the activities that most significantly affect the entity’s economic success as well as the Company’s exposure to absorb the losses and obligations of such entities. Late Night Express Courier Service, Inc., an independent company providing delivery services to The Fresh Diet customers, was determined to be a VIE that was required to be consolidated under Accounting Standards Codification (“ASC”) 810, Consolidation, as set forth by the Financial Accounting Standards Board (“FASB”) and accordingly, was included in the accompanying consolidated financial statements as of and for the year ended December 31, 2013. All material inter-company transactions and balances of the Company’s wholly owned subsidiaries and VIE have been eliminated in consolidation.

Use of Estimates
The preparation of the consolidated financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less, at the date of purchase, to be cash equivalents. The Company maintains the majority of its cash and cash equivalents, which consist principally of demand deposit accounts, with one financial institution.

4

THE FRESH DIET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2014 AND 2013

Accounts Receivable, Credit Cards
Receivables from credit card charges are included in accounts receivable, credit cards in the accompanying consolidated balance sheet. The Company has determined that an allowance for doubtful accounts was not considered necessary at December 31, 2013.

Supplies and Inventory
Supplies and inventory includes operating materials and supplies, principally food trays and bags that are utilized to package and deliver meals to customers. Such supplies and inventory are recorded at the lower of cost (specific identification) or market.

Property and Equipment
Property and equipment are recorded at cost and depreciated over their estimated useful lives, which are generally five years, using the straight-line method. The Company capitalizes costs associated with application development, and such costs are included in capitalized software. Such costs are amortized over the software’s useful lives which is generally three years.

Expenditures for maintenance and repairs are charged to operations as incurred, while significant renewals and betterments are capitalized. The assets and related depreciation are adjusted for asset retirements and disposals with the resulting gain or loss included in operations.

Intangible Assets
Intangible assets relate to the acquisition of customer lists that are being amortized using the straight-line method over 3 years and the acquisition of the Company’s website domain, which is considered to be an indefinite life asset.

Revenue Recognition
Revenue from the sale of meals is recognized when the earnings process is complete, which is upon the delivery of the meals to the Company’s customers. Meal programs are sold weekly, bi-weekly and monthly. Meal programs are non-returnable and non-refundable if not cancelled within 3 days of initial delivery. Refunds of cancelled meal plans are recorded at the time of cancellation.

The Company offers various “free days” promotions. The promotions entice customers to purchase a certain amount of days of meal delivery by offering one or more free days. In accordance with ASC 605-50, Revenue Recognition – Customer Payments and Incentives, the Company recognizes the cost of the free offer as cost of revenue proportionally over the term of the meal delivery subscription or until the customer cancels and no longer is entitled to the free offer.

Revenue from meal program sales include amounts billed for shipping and handling and is presented net of returns and billed sales tax. Shipping-related costs are included in cost of revenue in the accompanying consolidated statement of operations.

Cost of Revenue
Cost of revenue consists mainly of meal costs, kitchen payroll, credit card fees, product fulfillment and shipping costs.

Deferred Revenue
Deferred revenue consists of cash received for meals that have not yet been delivered to the customer.

Advertising Costs
The Company’s policy is to report advertising costs as expenses in the periods in which the costs are incurred. The total amounts charged to advertising expense were approximately $287,000 for the six months ended June 30, 2014.

Reclassification
Certain reclassifications have been made to conform to prior periods' data to the current presentation. These reclassifications had no effect on reported net income.

Note 3 - Concentrations

The Company places its cash and cash equivalents on deposit with financial institutions in the United States. The Federal Deposit Insurance Corporation covers $250,000 for substantially all depository accounts. The Company from time to time may have amounts on deposit in excess of the insured amounts.

5

THE FRESH DIET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2014 AND 2013

Note 4 – Liquidity and capital resources

For the year ended December 31, 2013, the Company incurred a net loss of approximately $3,700,000. In addition, the Company has a working capital deficit of approximately $8,300,000 (which includes approximately $6,900,000 of deferred revenue) at December 31, 2013. The continuation of the Company’s business is dependent upon raising adequate additional financial support which includes raising additional capital through the issuance of shares, incurring additional debt through a financial institution, or the sale or merger of the Company. In August 2014,  the Company entered into a Proposed Terms of Offer agreement (the “Merger Agreement”)  with a publically held company with a plan of merger which is expected to provide The Fresh Diet with the necessary financial funding needed to expand its service offerings and geographic markets, and enable the Company to streamline its operations through investment in technology and logistics.

Note 5 – Due from shareholders

In the ordinary course of business, the Company has made loans and advances to its shareholders amounting to $428,484  at June 30, 2014.   These loans and advances are unsecured, due on demand and bear no interest.

Note 6 – Notes payable to shareholders

The Fresh Diet has notes payables to its shareholders amounting to $2,199,970 and $80,245 at June 30, 2014 and 2013, respectively.  These notes are unsecured, bear no interest and mature on July 15, 2015. In the event the notes are not paid when due, amounts not paid under the notes shall bear interest of 21% per annum until paid in full. In August 2014, Pursuant to the Merger Agreement, all shareholder debt has been extended to August 15, 2017.

During the period ended June 30, 2014,  the Company entered into four short term promissory notes payable with shareholders totaling $1,200,000:

Date	Principal	Due Date	Interest Rate
February 22, 2014	$250,000	November 30, 2014	4%
January 27, 2014	250,000	November 30, 2014	4%
March 20, 2014	200,000	November 30, 2014	4%
May 30, 2014	500,000	May 30, 2015	4%
Total	$1,200,000

In August 2014, Pursuant to the Merger Agreement, all shareholder debt has been extended to August 15, 2017.

Note 7 – Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were available to be issued, which is the same date as the independent auditors’ report

Merger

On July 18, 2014, the Company entered into a Proposed Terms of Offer agreement with Innovative Food Holdings, Inc. (“Innovative”).  The merger was consummated on August 15, 2014.

Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

During 2012, the Company became subject to a lawsuit seeking to recover unpaid wages on behalf of drivers for the Fresh Diet and/or Late Night Express who delivered meals in New York, New Jersey, and Connecticut. Late Night Express classified these drivers as independent contractors, but the plaintiffs are claiming that they were employees and should have been paid appropriate hourly wage rates for all hours worked. Management intends to vigorously defend its position that the drivers were properly classified as independent contractors; however, based on limited information known through the date of the consolidated financial statements it is possible that a court or jury may determine that the plaintiffs were improperly classified as independent contractors. The potential litigation is in preliminary stages and the Company cannot reasonably determine an estimate or range of estimates of potential damages nor can management give any assurances that this matter will not have a material adverse impact on the consolidated financial statements. Management has recorded a reserve for this litigation of approximately $250,000 which is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheet that represents management’s best estimate for a negotiated settlement.

On September 3, 2014, the Company was served a complaint by Monolith Ventures, Ltd., in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida (the “Complaint”).  The plaintiff listed in the Complaint, which was brought by a shareholder of less than 24% of the outstanding shares of the Company, seeks to attack the merger transaction with Innovative, which was approved by a majority of the Company’s shareholders. In the Complaint, the plaintiff asks the court to set aside the transaction. The Company believes the Complaint is without merit, contains numerous factual errors, and the registrant is confident that it will prevail.

6